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                       ERP OPERATING LIMITED PARTNERSHIP
     Consolidated and Combined Historical, Including Predecessor Business
     Earnings to Combined Fixed Charges and Preferred Distributions Ratio
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
                                                                                           Historical
                                                              --------  --------  --------  --------  --------  --------  --------
                                                              09/30/97  09/30/96  12/31/96  12/31/95  12/31/94  12/31/93  12/31/92
                                                              --------  --------  --------  --------  --------  --------  --------
                                                                                     (Amounts in thousands)
REVENUES
  Rental income                                               $482,980  $327,749  $454,412  $373,919  $220,727  $104,388  $ 86,597
  Fee income - outside managed                                   4,364     4,982     6,749     7,030     4,739     4,651     4,215
  Interest income - investment in mortgage notes                14,821     9,084    12,819     4,862      -         -         -
  Interest and other income                                      7,513     2,232     4,405     4,573     5,568     3,031     2,161
                                                              --------  --------  --------  --------  --------  --------  --------
     Total revenues                                            509,678   344,047   478,385   390,384   231,034   112,070    92,973
                                                              --------  --------  --------  --------  --------  --------  --------
 EXPENSES
  Property and maintenance                                     117,681    93,128   127,172   112,186    66,534    35,324    30,680
  Real estate taxes and insurance                               48,560    32,301    44,128    37,002    23,028    11,403    10,274
  Property management                                           18,765    13,136    17,512    15,213    10,249     3,491     2,912
  Property management - non-recurring                             -         -         -         -          879      -         -
  Fee and asset management                                       2,523     3,037     3,837     3,887     2,056     2,524     2,403
  Depreciation                                                 106,114    66,759    93,253    72,410    37,273    15,384    13,442
  Interest:
     Expense incurred                                           82,775    58,632    81,351    78,375    37,044    26,042    31,926
     Amortization of deferred financing costs                    1,810     2,860     4,242     3,444     1,930     3,322     2,702
  Refinancing costs                                               -         -         -         -         -        3,284      -
  General and administrative                                    10,037     6,690     9,857     8,129     6,053     3,159     1,915
                                                              --------  --------  --------  --------  --------  --------  --------
     Total expenses                                            388,265   276,543   381,352   330,646   185,046   103,933    96,254
                                                              --------  --------  --------  --------  --------  --------  --------
Income (loss) before extraordinary items                      $121,413  $ 67,504  $ 97,033  $ 59,738  $ 45,988  $  8,137  $ (3,281)
                                                              ========  ========  ========  ========  ========  ========  ========
Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                         $ 82,775  $ 58,632  $ 81,351  $ 78,375  $ 37,044  $ 26,042  $ 31,926
   Refinancing costs                                              -         -         -         -         -        3,284      -
   Amortization of deferred financing costs                      1,810     2,860     4,242     3,444     1,930     3,322     2,702
   Preferred distributions                                      37,287    19,953    29,015    10,109      -         -         -
                                                              --------  --------  --------  --------  --------  --------  --------
Total Combined Fixed Charges
   and Preferred Distributions                                $121,872  $ 81,445  $114,608  $ 91,928  $ 38,974  $ 32,648  $ 34,628
                                                              ========  ========  ========  ========  ========  ========  ========
Earnings before combined fixed charges
   and preferred distributions                                $205,998  $128,996  $182,626  $141,557  $ 84,962  $ 40,785  $ 31,347
                                                              ========  ========  ========  ========  ========  ========  ========
Funds from operations before combined fixed
   charges and preferred distributions                        $312,112  $195,755  $275,879  $213,967  $122,235  $ 56,169  $ 44,789
                                                              ========  ========  ========  ========  ========  ========  ========
Ratio of earnings before combined fixed charges
   and preferred distributions to combined fixed charges
   and preferred distributions                                    1.69      1.58      1.59      1.54      2.18      1.25      0.91
                                                              ========  ========  ========  ========  ========  ========  ========
Ratio of funds from operations before combined fixed
   charges and preferred distributions to combined fixed
   charges and preferred distributions                            2.56      2.40      2.41      2.33      3.14      1.72      1.29
                                                              ========  ========  ========  ========  ========  ========  ========
Earnings deficiency to cover fixed charges                       N/A       N/A       N/A       N/A       N/A       N/A      (3,281)
                                                              ========  ========  ========  ========  ========  ========  ========
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